PROMISSORY NOTE

$24,000,000                                                     November 7, 1996

                  FOR VALUE RECEIVED, SII ACQUISITION, INC., an Arizona corporation, its successors and assigns ("Maker"), hereby promises to pay to the order of SPORTS IMAGE, INC., a North Carolina corporation or its successors or assigns ("Payee"), at the office of Payee, located at 5301 West WT Harris Boulevard, Charlotte, North Carolina 28269, the principal amount of $24,000,000, together with interest on the principal balance outstanding hereunder, from (and including) the date hereof until (but not including) the date of payment, at the interest rate specified below, in accordance with the following terms and conditions:

                  1. Stated Interest Rate. Except as provided in Section 3 below, the principal balance outstanding hereunder shall bear interest, until fully paid, at 8% per annum (the "Stated Interest Rate").

                  2. Default Interest Rate. The Default Interest Rate shall be 15% per annum. The principal balance outstanding hereunder from time to time shall bear interest at the Default Interest Rate from the date of the occurrence of an Event of Default (as hereinafter defined) hereunder until the earlier of
(a) the date on which the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, is paid in full; or
(b) the date on which such Event of Default is timely cured.

                  3. Payments. This Note shall be payable as follows:

                           (a)  Interest.  Accrued  and unpaid  interest  at the
Stated Interest Rate or, to the extent applicable, the Default Interest Rate, shall be payable on the date set forth in Subsection 3(b) below for payment of the principal balance outstanding hereunder.

                           (b)  Principal.  The  principal  balance  outstanding
hereunder, together with all accrued interest and other amounts payable hereunder, if not sooner paid as provided herein, shall be due and payable on January 2, 1997.

                  4. Application and Place of Payments. Payments received by Payee with respect to the indebtedness evidenced hereby shall be applied in such order and manner as Payee in its sole and absolute discretion may elect. Unless Payee otherwise elects, payments received by Payee shall be applied first to accrued and unpaid interest, next to the principal balance then outstanding hereunder, and the remainder to Additional Sums (as hereinafter defined) or other costs or added charges provided for in this Note. Payments hereunder shall be made at the address for Payee first set forth above or at such other address as Payee may specify to Maker in writing.

                  5. Events of Default; Acceleration. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder, and upon such Event of Default, the entire principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, at the election of Payee, shall become immediately due and payable, without any notice to Maker:

                           (a)  Nonpayment  of  principal,  interest,  or  other
amounts when the same shall become due and payable hereunder, and Maker does not cure such failure to pay within three days after the date such payment is due; or

                           (b) The failure of Maker to comply with any provision
of this Note; or

                           (c) The  dissolution,  winding-up,  or termination of
the existence of Maker; or

                           (d) The  making  by  Maker of an  assignment  for the
benefit of its creditors; or

                           (e) The  appointment  of a receiver  for Maker or the
involuntary filing against Maker, which is not stayed or dismissed within 30 days of filing, or the voluntary filing by Maker of a petition or application for relief under federal bankruptcy law or any similar state or federal law.

                           (f) An Event of Default  under the License  Agreement
of even date between Maker and R. Dale Earnhardt.

                  6. Contracted For Interest.

                           (a) Maker agrees to pay an effective  contracted  for
rate of interest equal to the rate of interest resulting from all interest payable as provided in this Note, plus the additional rate of interest resulting from the Additional Sums. The Additional Sums shall consist of all fees, charges, goods, things in action, or any other sums or things of value (other than interest payable as provided in this Note) paid or payable by Maker, pursuant to this Note, that may be deemed to be interest for the purpose of any law of the state of North Carolina that may limit the maximum amount of interest to be charged with respect to this lending transaction. The Additional Sums shall be deemed to be interest for the purposes of any such law only.

                           (b)  Maker   understands   and  believes   that  this
transaction complies with the usury laws of the state of North Carolina; however, if any interest or other charges in connection with this transaction are ever determined to exceed the maximum amount permitted by law, then Maker agrees that (i) the amount of interest or charges payable pursuant to this transaction shall be reduced to the maximum amount permitted by law; and (ii) any excess amount previously collected from Maker in connection with this transaction, which exceeded the maximum amount permitted by law, will be credited against the principal balance then outstanding hereunder. If the outstanding principal balance hereunder has been paid in full, the excess amount paid will be refunded to Maker.

                  7. Costs of Collection. Maker agrees to pay all costs of collection, including, without limitation, attorneys' fees, whether or not suit is filed, and all costs of suit and preparation for suit (whether at trial or appellate level), in the event any payment of principal, interest, or other amount is not paid when due, or if at any time Payee should incur any attorneys' fees in any proceeding under any federal bankruptcy law (or any similar state or federal law) in connection with the obligations evidenced hereby. In the event of any court proceeding, court costs and attorneys' fees shall be set by the court and not by the jury and shall be included in any judgment obtained by Payee.

                  8. No Waiver by Payee. No delay or failure of Payee in exercising any right hereunder shall affect such right, nor shall any single or partial exercise of any right preclude further exercise thereof.

                  9. Governing Law. This Note shall be construed in accordance with and governed by the laws of the state of North Carolina without regard to the choice of law rules of the state of North Carolina.

                  10. Time of Essence. Time is of the essence of this Note and each and every provision hereof.

                  11. Conflicts; Inconsistency. In the event of any conflict or inconsistency between the provisions of this Note and the provisions of any one or more of the other documents executed in connection with this transaction, the provisions of this Note shall govern and control to the extent necessary to resolve such conflict or inconsistency.

                  12. Amendments. No amendment, modification, change, waiver, release, or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

                  13. Severability. The invalidity of any provision of this Note or portion of a provision shall not affect the validity of any other provision of this Note or the remaining portion of the applicable provision.

                  14. Binding Nature. The provisions of this Note shall be binding upon and inure to the benefit of Maker and Payee and their respective heirs, personal representatives, successors, and assigns, as applicable.

                  15. Notices. All notices, requests, demands, and other communications required or permitted under this Note shall be in writing and shall be deemed to have been duly given, made, and received when delivered against receipt, upon receipt of a facsimile transmission, or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                           If to Maker:

                           2401 West First Street
                           Tempe, Arizona  85281
                           Attention:  Fred W. Wagenhals

                           with a copy:

                           O'Connor, Cavanagh, Anderson,
                             Killingsworth & Beshears, P.A.
                           Suite 1100
                           One East Camelback
                           Phoenix, Arizona 85012
                           Attention:  Robert S. Kant, Esq.

                           If to Payee:

                           5301 West WT Harris Boulevard
                           Charlotte, North Carolina  28269
                           Attention:  R. Dale Earnhardt

                           with a copy to:

                           Gray, Layton, Drum, Kersh, Solomon,
                             Sigmon & Furr, P.A.
                           516 South New Hope Road
                           Gastonia, North Carolina  28053
                           Attention:  David Furr, Esq.


Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this section for the giving of notice.

                  16. Construction. Maker and Payee participated in the drafting of this Note, and this document was reviewed by the respective legal counsel for Maker and Payee. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Note. The language of this Note shall be construed as a whole according to its fair meaning. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." No inference in favor of, or against, Maker or Payee shall be drawn from the fact that one party has drafted any portion hereof.

                  17. Security Agreement. The rights and remedies of the Payee of this Note and any instrument securing the Note shall be cumulative and may be pursued singly or successively pursuant to the Security Agreement securing this
Note in the sole discretion of Payee. The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at such other time.

                  IN WITNESS WHEREOF, Maker has executed this Note as of the date first set forth above.

                                        SII ACQUISITION, INC.


                                        By:_____________________________________

                                   GUARANTEE
                                   ---------

         The undersigned, Action Performance Companies, Inc., hereby guarantees the performance (including the payment obligations) of SII Acquisition, Inc. ("Maker") under the $24.0 million promissory note of SII Acquisition, Inc. dated November 7, 1996 payable to Sports Image, Inc. The undersigned agrees that the term "maker" in the promissory note shall include the undersigned with respect to any obligations, events of default, or similar matters set forth in the note.


                                              ACTION PERFORMANCE COMPANIES, INC.


                                              By:_______________________________

Dated: November 7, 1996